                                                                    EXHIBIT 4(d)

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                      ML LIFE INSURANCE COMPANY OF NEW YORK

                GUARANTEED MINIMUM INCOME BENEFIT ("GMIB") RIDER
   (GUARANTEED OPTIONAL LIFETIME DISTRIBUTIONS(SM) (GOLD(SM)) BENEFIT RIDER)

This Rider is part of the Contract to which it is attached ("the Base Contract"). The effective date of this Rider is the Contract Date for the Base Contract. This Rider is only available if the age of the Annuitant (and any Joint Annuitant) on the Contract Date is less than or equal to the Maximum Age for GMIB Rider shown on the GMIB Rider page of the Contract Schedule ("GMIB Schedule"). This Rider may not be terminated by the Owner.

GUARANTEED MINIMUM INCOME BENEFIT
This Rider provides the option to receive payment of a guaranteed minimum monthly fixed income during the lifetime of the Annuitant (or Joint Annuitants, if applicable) subject to the Conditions for Exercising GMIB described below.

We determine the amount of monthly income as follows:

(1) We deduct any applicable premium taxes from the GMIB Benefit Base as of the date you exercise GMIB. We apply the remaining amount to the GMIB payout rates for the Annuity Option you select based on the age and sex (where permissible) of the Annuitant (and Joint Annuitant, if applicable). Annuity Option Payout Rates for GMIB Rider are attached to this Rider.

(2) We deduct any applicable premium taxes and any charges we collect on annuitization from the Contract Value as of the date you exercise GMIB. We apply the remaining amount to the current annuity payout rates for the Annuity Option you select based on the age and sex (where permissible) of the Annuitant (and Joint Annuitant, if applicable) as described in Section
    8.2 of the Base Contract.

The monthly income we will pay is the greater of the monthly income amounts calculated in (1) and (2) above.

CONDITIONS FOR EXERCISING GMIB
In order to receive monthly income payments under this Rider you must:
(1) exercise GMIB during an Exercise Period described on the GMIB Schedule; and
(2) apply your entire GMIB Benefit Base under one of the Annuity Options Available on Exercise of GMIB.

GMIB BENEFIT BASE
THE GMIB BENEFIT BASE IS USED SOLELY TO DETERMINE THE GUARANTEED MINIMUM INCOME BENEFIT AND DOES NOT ESTABLISH OR GUARANTEE A CONTRACT VALUE, CASH VALUE, MINIMUM DEATH BENEFIT OR MINIMUM RETURN FOR ANY INVESTMENT OPTION.

The GMIB Benefit Base is equal to the greater of:
(1) "Maximum Anniversary Value"; and
(2) "Premiums Compounded at Benefit Base Rate".

MAXIMUM ANNIVERSARY VALUE: To determine the Maximum Anniversary Value, we will calculate an anniversary value for the Contract Date and for each Contract Anniversary through the earlier of the Benefit Base Limitation Date shown on the GMIB Schedule and the date you exercise GMIB. An anniversary value is equal to the Contract Value on the Contract Date and on each Contract Anniversary, increased by premium payments and decreased by "adjusted" withdrawals since the Contract Date or that anniversary. The Maximum Anniversary Value is equal to the greatest of these anniversary values.

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MLNY076                                                                 SPECIMEN

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Each "adjusted" withdrawal equals the amount withdrawn multiplied by (i) divided by (ii) where:
    (i)  is the Maximum Anniversary Value; and
    (ii) is the Contract Value, both of which are determined immediately prior to the withdrawal.

Premiums Compounded at Benefit Base Rate ("Premium Benefit Base"): The Premium Benefit Base equals (i) minus (ii) where:
    (i) is the sum of all premiums paid with interest compounded daily from the date received at the annual Benefit Base Rate shown on the GMIB Schedule; and
    (ii) is the sum of all "adjusted" withdrawals from the Contract with interest compounded daily from the date of each withdrawal at the annual Benefit Base Rate shown on the GMIB Schedule.

For purposes of compounding interest in (i) and (ii) above, such interest shall accrue until the earlier of the Benefit Base Limitation Date shown on the GMIB Schedule or the date you exercise GMIB. No interest shall accrue thereafter.

Each "adjusted" withdrawal equals the amount withdrawn multiplied by an adjustment factor. To determine the adjustment factor, we calculate the total of all withdrawals during the Contract Year, including any currently requested withdrawal. If the total of all withdrawals since the previous Contract Anniversary is less than or equal to the Benefit Base Rate times the Premium Benefit Base as of the previous Contract Anniversary, the adjustment factor is equal to 1.0 divided by 1 plus the Benefit Base Rate raised to a fraction. The fraction is equal to the number of days remaining in the Contract Year, excluding leap days, divided by 365. If the total of all withdrawals since the previous Contract Anniversary is greater than the Benefit Base Rate times the Premium Benefit Base as of the previous Contract Anniversary, the adjustment factor is equal to the Premium Benefit Base divided by the Contract Value, where both values are determined immediately prior to the withdrawal.

CHANGE OF ANNUITANT
If on the Contract Date the new Annuitant was older than the Maximum Age for GMIB Rider shown on the GMIB Schedule, this Rider will terminate. Otherwise:

(1) We will compare the age of the new Annuitant to the age of the Annuitant being used to determine the Last Exercise Date. If on the Contract Date the age of the new Annuitant was older, we will recalculate the Last Exercise Date based on his or her age on the Contract Date. If the recalculated Last Exercise Date is earlier than the effective date of the change of Annuitant, this Rider will terminate.
(2) We will recalculate the Benefit Base Limitation Date based on the new Annuitant's age if:
    (a) on the Contract Date the new Annuitant was older than the age of the Annuitant currently used to determine the Benefit Base Limitation Date; and
    (b) the current Benefit Base Limitation Date is later than the effective date of the change of Annuitant.
        The new Benefit Base Limitation Date will be the later of the recalculated date and the effective date of the change of Annuitant.

ANNUITY OPTIONS AVAILABLE ON EXERCISE OF GMIB
The Annuity Options available on exercise of GMIB are shown on the GMIB Schedule and are described in the Base Contract.

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MLNY076                                                                 SPECIMEN

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GMIB FEE
This fee compensates us for risks we assume in providing this benefit. The GMIB Fee Percentage, how the GMIB Fee is calculated, and when it is deducted from the Contract Value are described on the GMIB Schedule.

PREMIUM LIMITATION
We may refuse to accept any additional premium payments under the circumstances described on the GMIB Schedule.

TERMINATION
This Rider will terminate upon the earliest of:
(1) the expiration of the Last Exercise Date shown on the GMIB Schedule;
(2) exercise of GMIB under this Rider;
(3) termination of the Base Contract due to:
    (a) full surrender;
    (b) annuitization; or
    (c) receipt of Due Proof of Death of the Owner and, if applicable, the surviving spouse does not elect to continue the Base Contract under its Contract Continuation Option; or
(4) a change of Annuitant that causes the GMIB Rider to terminate as described above under Change of Annuitant (including any change of Annuitant that results from a surviving spouse electing to continue the Base Contract under its Contract Continuation Option).

The benefit provided by this Rider is subject to all the terms and conditions of this Rider and the Base Contract.

                                           ML LIFE INSURANCE COMPANY OF NEW YORK

                                           BY:       /s/ Lori M. Salvo
                                              ----------------------------------
                                                         SECRETARY

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MLNY0716                                                                SPECIMEN

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                     ML LIFE INSURANCE COMPANY OF NEW YORK

                   ANNUITY OPTION PAYOUT RATES FOR GMIB RIDER
            AMOUNT OF MONTHLY PAYMENT PER $1000 OF GMIB BENEFIT BASE

Annuity payout rates are based on the Annuity 2000 Table with a 5-year age setback and interest at an annual rate of 2 1/2%. Information for ages not shown will be furnished upon request.

OPTION 1: LIFE ANNUITY

==========================================================================================
  -------------------------      -------------------------      --------------------------
   AGE OF                         AGE OF                         AGE OF
  ANNUITANT   FEMALE   MALE      ANNUITANT   FEMALE   MALE      ANNUITANT   FEMALE    MALE
  -------------------------      -------------------------      --------------------------
      50       3.36    3.57          62       4.14    4.49          74       5.75     6.42
      51       3.40    3.63          63       4.23    4.60          75       5.95     6.66
      52       3.46    3.69          64       4.33    4.72          76       6.17     6.91
      53       3.51    3.75          65       4.43    4.84          77       6.41     7.19
      54       3.57    3.82          66       4.54    4.97          78       6.68     7.48
      55       3.63    3.89          67       4.66    5.11          79       6.96     7.80
      56       3.69    3.96          68       4.79    5.26          80       7.27     8.14
      57       3.75    4.04          69       4.92    5.43          81       7.60     8.50
      58       3.82    4.12          70       5.06    5.60          82       7.96     8.89
      59       3.90    4.21          71       5.22    5.78          83       8.36     9.31
      60       3.97    4.30          72       5.38    5.98          84       8.79     9.76
      61       4.05    4.39          73       5.56    6.19          85       9.25    10.25
  -------------------------      -------------------------      --------------------------
==========================================================================================

OPTION 2: LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS

==========================================================================================
  -------------------------      -------------------------      --------------------------
   AGE OF                         AGE OF                         AGE OF
  ANNUITANT   FEMALE   MALE      ANNUITANT   FEMALE   MALE      ANNUITANT   FEMALE   MALE
  -------------------------      -------------------------      --------------------------
      50       3.28    3.47          62       4.00    4.31          74       5.36    5.80
      51       3.32    3.53          63       4.08    4.40          75       5.51    5.96
      52       3.37    3.58          64       4.17    4.50          76       5.68    6.13
      53       3.42    3.64          65       4.26    4.61          77       5.85    6.30
      54       3.47    3.70          66       4.36    4.72          78       6.03    6.47
      55       3.53    3.76          67       4.46    4.83          79       6.22    6.65
      56       3.59    3.83          68       4.57    4.95          80       6.41    6.82
      57       3.65    3.90          69       4.68    5.08          81       6.61    7.00
      58       3.71    3.97          70       4.80    5.21          82       6.81    7.18
      59       3.78    4.05          71       4.93    5.35          83       7.01    7.36
      60       3.85    4.13          72       5.07    5.50          84       7.21    7.53
      61       3.92    4.22          73       5.21    5.65          85       7.42    7.70
  -------------------------      -------------------------      --------------------------
==========================================================================================

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MLNY076-4                                                               SPECIMEN

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OPTION 3: JOINT AND SURVIVOR LIFE ANNUITY

========================================================================
  ----------------------------------------------------------------------
  FEMALE                              MALE AGE
    AGE      50      55      60      65      70      75      80      85
  ----------------------------------------------------------------------
    50      3.05    3.11    3.16    3.20    3.23    3.25    3.26    3.27
    55      3.15    3.24    3.33    3.40    3.45    3.48    3.50    3.52
    60      3.23    3.37    3.50    3.61    3.70    3.76    3.80    3.83
    65      3.31    3.48    3.66    3.83    3.98    4.09    4.18    4.23
    70      3.36    3.58    3.81    4.05    4.28    4.48    4.63    4.74
    75      3.41    3.65    3.93    4.25    4.58    4.90    5.17    5.38
    80      3.44    3.70    4.03    4.41    4.84    5.31    5.76    6.15
    85      3.46    3.74    4.09    4.52    5.05    5.67    6.34    6.99
  ----------------------------------------------------------------------
========================================================================

OPTION 4: JOINT AND SURVIVOR LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS

========================================================================
  ----------------------------------------------------------------------
  FEMALE                              MALE AGE
    AGE      50      55      60      65      70      75      80      85
  ----------------------------------------------------------------------
    50      3.05    3.11    3.16    3.20    3.23    3.25    3.26    3.27
    55      3.15    3.24    3.33    3.40    3.45    3.48    3.50    3.52
    60      3.23    3.37    3.50    3.61    3.70    3.76    3.80    3.82
    65      3.31    3.48    3.66    3.83    3.98    4.09    4.17    4.21
    70      3.36    3.58    3.81    4.05    4.27    4.47    4.61    4.71
    75      3.41    3.65    3.93    4.24    4.56    4.87    5.12    5.31
    80      3.44    3.70    4.02    4.39    4.82    5.26    5.67    5.99
    85      3.45    3.73    4.08    4.50    5.01    5.58    6.15    6.66
  ----------------------------------------------------------------------
========================================================================


                                           ML LIFE INSURANCE COMPANY OF NEW YORK

                                           BY:       /s/ Lori M. Salvo
                                              ----------------------------------
                                                         SECRETARY

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MLNY076-4                                                               SPECIMEN